INDEPENDENT AUDITORS CONSENT

            Osmonics, Inc.

            We consent to the incorporation by reference in Registration Statements No. 33-25228 and No. 33-537 of Osmonics, Inc. on Form S-8 and Registration Statement No. 33-05029 filed on
            Form S-3 of our reports dated February 19, 1998 (March 20, 1998 as to Note 17) appearing and incorporated by reference in this Annual Report on Form 10-K of Osmonics, Inc. for the year ended December 31, 1997.


            DELOITTE AND TOUCHE


            Minneapolis, Minnesota
            MARCH 26, 1998